As filed with the Securities and Exchange Commission on July 31, 2002

                        Registration No. 333-___________
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-3
                             Registration Statement
                        Under the Securities Act of 1933

                             CAN-CAL RESOURCES LTD.
                             ----------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                              88-0336988
-------------------------------  -------------------------  --------------------
(State or other jurisdiction of      (Primary standard       (I.R.S. Employer
 incorporation or organization)  industrial classification   Identification No.)
                                        code number)

        8221 Cretan Blue Lane, Las Vegas, Nevada 89128; Tel. 702.243.1849
--------------------------------------------------------------------------------
               (Address, including zip code, and telephone number
                    of issuer's principal executive offices)

                     Ronald D. Sloan, 8221 Cretan Blue Lane
                     Las Vegas, NV 89128; Tel. 702.243.1849
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number of agent for service)

                      Copies to:     Stephen E. Rounds, Esq.
                                     The Law Office of Stephen E. Rounds
                                     4635 East 18th Ave., Denver, CO 80220
                                     Tel:  303.377.6997; Fax: 303.377.0231
                                 ---------------
Approximate date of commencement and end of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                                  Proposed
                                                            Proposed               Maximum
                                    Amount of                Maximum              Aggregate
Title of Each Class                Securities               Offering            Dollar Price              Amount
of Securities                   to be Registered            Price Per         of Securities to              of
to be Registered                 in the Offering            Security            be Registered              Fee
----------------                 ---------------            --------            -------------       ----------------

Common Stock                         950,000                  $0.41            $    389,500.00         $    35.84
                                   Shares(1)

Common Stock                          50,000                  $0.36            $     18,000.00         $     1.66
                                   Shares(2)

Common Stock                         30,000                   $0.32            $      9,600.00         $      .89
                                   Shares(3)

Total No. Securities
to be Registered                   1,030,000                                   $    420,275.00         $    38.39
                                      Shares

(1) These shares being registered for resale under this registration statement are issuable upon conversion of principal payments to shares at a rate of 1 share for $0.41 of principal payable on a convertible debenture. This is the highest conversion rate under the debenture.

(2) These shares being registered for resale under this registration statement are issuable on exercise of outstanding warrants, at $0.36 (110% of average bid price for the five trading days before the June 14, 2002 issue date of the warrants).

(3) These shares being registered for resale under this registration statement have been issued to Joseph LaRocco, attorney for the holder of the convertible debenture, in payment of services. This fee is based on $0.32, the closing price at July 29, 2002.

DELAYING AMENDMENT UNDER RULE 473(A): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

The information in this prospectus is subject to completion or amendment. The securities covered by this prospectus cannot be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

                             CAN-CAL RESOURCES LTD.
                        1,030,000 SHARES OF COMMON STOCK

     This prospectus covers the offer and sale of up to a total of 1,030,000 restricted shares of common stock ($0.001 par value) by two persons: The holder of a convertible debenture and a warrant to purchase shares of common stock; and an individual holding shares of outstanding common stock. The shares are offered for sale by the two persons, who are referred to herein as "selling shareholders."

     The selling shareholders may sell the shares from time to time in negotiated transactions, brokers' transactions or a combination of such methods of sale at market prices prevailing at the time of sale or at negotiated prices. Although we will receive proceeds if and to the extent the warrants are exercised, we will not receive any proceeds from sale of any of the shares offered by the selling shareholders. None of the warrants have been exercised at prospectus date. The selling shareholders are:

     o Dutchess Private Equities Fund, L.P., which holds a convertible debenture (principal amount $120,000) issued by the company. All or part of the principal amount of the debenture, plus accrued interest at 8% annually, is convertible at Dutchess' discretion into restricted shares of common stock, at a per share price equal to the lesser of:
          (1) $0.41; (2) 100% of the average of the five lowest closing bid prices in the 15 trading days preceding June 14, 2002); or (3) 80% of the average of the three lowest closing bid prices in the 15 trading days preceding notice of conversion. To the extent not prepaid or converted, outstanding principal and accrued interest will be converted automatically to restricted shares of common stock, at the lesser of the conversion prices stated above, on the maturity date of the debenture (June 14, 2005).

          If the $120,000 principal amount of the debenture is converted at the $0.41 price, we would issue 292,683 shares to Dutchess, and the offer and sale of those shares would be covered by this prospectus. This prospectus covers a total of 950,000 shares issuable to Dutchess on conversion of the debenture; the number of shares issued on conversion will depend on the market price (for example, the full 950,000 shares would be issued if the market price drops to the point where the conversion price is calculated at $0.126 per share.

     o Dutchess Private Equities Fund, L.P., which holds a warrant to purchase 50,000 restricted shares of common stock, at an exercise price per share equal to the lesser of (1) $0.36 (110% of the five day average closing bid price for the five trading days before June 14, 2002, which was the issue date for the warrant); or (2) 110% of the five day average closing bid price for the five trading days after December 12, 2002.

     o Joseph B. LaRocco, attorney for Dutchess Private Equities Fund, L.P., who holds 30,000 restricted shares of common stock, issued to him for legal services provided to Dutchess in connection with the debenture and warrant transaction, which services have been valued by the company at $6,750.

     The company's stock is traded ("CCRE") on the Over-the-Counter Bulletin Board ("OTCBB") (the closing price was $0.32 on July 29, 2002).

     AN INVESTMENT IN THE SHARES OFFERED BY THIS PROSPECTUS IS SPECULATIVE AND SUBJECT TO RISK OF LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 6 AND THE TABLE OF CONTENTS ON PAGE 3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS AUGUST __, 2002.

                                TABLE OF CONTENTS
                                                                        PAGE NO.

Summary Information...........................................................5
         The Company..........................................................5
         The Offering.........................................................6
Risk Factors .................................................................6
     We are an exploration stage company,
     have no reserves, have never made a profit,
     and may never become profitable..........................................7

     As an exploration company, we are subject
     to the risks of  the minerals business...................................7

     Management lacks technical training
     and experience with exploring for,
     starting and operating a mine ...........................................7

     Our technical staff lacks experience
     in evaluating mining, process and
     mineral economics of mineral properties..................................7

     We have not systematically drilled
     and sampled the Pisgah property
     to confirm the presence of any
     concentrations of precious metals  ......................................7

     Some of our Pisgah property assay results may be unreliable..............7

     The volcanic cinder sampling program has not been
     managed by independent parties...........................................8

     We have not conclusively proved the presence of
     precious metals in the Pisgah property...................................8

     Our test results have been publicly questioned by a
     well-established publication in the mining industry......................8

     The "care and custody" program for sampling
     the Pisgah property does not meet the industry
     standard for "chain of custody" programs, which
     are intended to insure the integrity of samples..........................8

     Testing to date has focused on assaying
     materials for precious metals content,
     not how to process materials for production..............................8

     The Pisgah pilot plant's limited results
     will not guarantee profitability ........................................8

     Exploring volcanic cinder properties
     presents unique risks not encountered
     in other geologic settings ..............................................8

     Our limited test results on the Pisgah property
     to date have not been consistent and positive
     results may not be validated by production operations....................9

     We have a history in 2001 of late
     payments on debt, and we could lose
     the Pisgah property if debt secured by
     it is not paid or restructured in 2002 ..................................9

     We may not be successful in raising
     the capital necessary to build and
     operate the pilot plant at Pisgah........................................9

     Terms of  subsequent financings
     may adversely impact your investment.....................................9

     Selling stock to Dutchess under an
     existing credit line agreement may
     substantially dilute the interests
     of the other stockholders...............................................10

     Selling stock to Dutchess under an existing
     credit line agreement could reduce our
     market price and encourage short sales..................................10

     Market Overhang.........................................................10

     Because the company's common shares are
     "penny stock" certain rules may impede
     the development of increased trading activity
     and could affect the liquidity for stockholders.........................10

Representations About This Offering..........................................11
Forward Looking Statements...................................................11
Description of Securities....................................................11
Disclosure of Commission Position on Indemnification.........................12
Legal Proceedings............................................................13
Legal Matters................................................................13
Experts......................................................................13
Use of Proceeds..............................................................13
Selling Shareholders.........................................................13
Plan of Distribution.........................................................15
Where to Find More Information About Us......................................17
Incorporation of Certain Information by Reference............................17

                               SUMMARY INFORMATION

     The following summarizes all material information found elsewhere in this prospectus and the information incorporated into it by reference. This summary is qualified by the more detailed information in this prospectus and the information incorporated by reference.

THE COMPANY

     The company is an exploration stage company. Since 1996, we have examined various mineral properties prospective for precious metals and minerals, and have acquired those we believe may contain precious metals and minerals. Our properties are located in California and Arizona. We have not established that any of the properties contain reserves (a reserve is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination). Further exploration will be needed before a final determination can be made whether any property is economically and legally feasible. Therefore, we presently have no reserves.

     We are using the proceeds of the loan from Dutchess to start processing dump materials (leftovers from earlier mining many years ago by other companies), and possibly some new material to be mined out of existing underground mines, on the Cerbat property in Arizona. Based on grab sample testing by our employees, these materials appear to contain gold and silver. However, substantial amounts of additional testing, drilling, sampling, assaying and engineering studies, and confirmation of the presence of precious metals would be necessary to determine whether any materials on the Cerbat property contain sufficient amounts of precious metals to constitute "reserves," and whether any such reserves are capable of economic production. Presently, we have not established that there are any reserves on the Cerbat property. At some future time, we may elect to obtain an independent reserve report on the property, and an independent feasibility study on the capital costs and operating expenses for a production plant, but presently we intend to start processing dump materials, and possibly mine and process small amounts of material out of the mines, while continuing our internal evaluation of areas of mineralization on the property.

     The amount of capital available to us for evaluation and test processing of materials on the Cerbat property is limited. We may need more capital, which may or may not be available to us through the Investment Agreement (see below).

     We have analyzed materials from the Owl Canyon and Pisgah properties, both in California, to determine if precious metals are present. On October 4, 2001, we signed an Investment Agreement for an "equity line financing" with Dutchess and DRH Investment, LLC. This agreement provides that Dutchess and DRH would buy up to $8,000,000 of common stock from the company, depending on the prices for our stock and volumes traded. Please see information about the Investment Agreement contained in the Form 10-KSB (see "Incorporated of Certain Information by Reference" below). None of the shares which may be sold to Dutchess and DRH are offered for resale by this prospectus.

     Assuming capital can be raised through the equity line financing with Dutchess Fund and DRH, and precious metals are proven to exist at the Pisgah property, we will build a small scale pilot plant on a location within approximately one hour driving time from Pisgah Hill and begin processing material from the Pisgah property for precious metals (primarily gold, platinum and palladium). If the pilot plant is shown to consistently extract precious metals from the materials, the company will retain an independent consultant to determine if there are reserves of precious metals in the property. The reserve study would be based on comprehensive drilling and sampling of the property according to a grid system using industry standards.

     Along with the reserve study work on Pisgah, we will have prepared an independent feasibility study for that property. This report will analyze the best extraction methods to use in a full scale production plant, capital and operating costs, and if such a plant can be built and operated profitably.

     We will continue to hold the Owl Canyon and other properties and resume testing and evaluation of the Owl Canyon, and in the future initiate testing and evaluation of the other properties. Presently no dates have been set to initiate such testing and evaluation.

     Prospective investors should note carefully that the company is an exploration stage company. Even though the testing program on the Pisgah property volcanic cinders indicate that precious metals may exist on the Pisgah property, and our limited internal testing of the Cerbat property indicates that precious metals may exist on the Cerbat property, we cannot assure you that an economically viable mineral deposit exists on either of the properties. Further exploration will be needed before a final determination can be made whether any property is economically viable.

     Executive offices are located at 8221 Cretan Blue Lane, Las Vegas, Nevada 89128 (tel. 702.243.1849; fax 702.243.1869).

THE OFFERING

Securities Outstanding            10,954,015 shares of common stock, $0.001
                                  par value.

Securities To Be Outstanding      11,954,015 shares of common stock, assuming
                                  the convertible debenture held by Dutchess is converted into 950,000 shares, and the warrant held by Dutchess is exercised for 50,000 shares, as of the date of this prospectus.

Securities                        Offered 1,030,000 shares of common stock owned
                                  or to be owned by the selling shareholders.

Use of Proceeds                   We will not receive any proceeds from sale of
                                  shares by the selling shareholders, but will receive proceeds from exercise of the warrants, which proceeds (up to $17,930 if the warrants are exercised at $0.36 per share) will be used for general corporate purposes.

Plan of Distribution              The offering is made by the selling
                                  shareholders named in this prospectus, to the extent they sell shares. Sales may be made in the open market or in private negotiated transactions, at fixed or negotiated prices.
                                  See "Plan of Distribution."

Risk Factors                      An investment is subject to risk. See "Risk
                                  Factors."

                                  RISK FACTORS

     An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the following risks and the other information in this prospectus (including the information incorporated by reference) before investing.

RISK FACTORS INVOLVING THE COMPANY

     WE ARE AN EXPLORATION STAGE COMPANY, HAVE NO RESERVES, HAVE NEVER MADE A PROFIT, AND MAY NEVER BECOME PROFITABLE. For the year ended December 31, 2001, the company recorded a net loss of $704,500 from continuing operations, and had an accumulated stockholders' deficit of $3,971,900 at that date. At March 31, 2002, the company recorded a net loss of $146,900 from continuing operations, and had an accumulated stockholders' deficit of $4,118,800.

     The company is a mining company in the exploration stage. If we can raise the capital we will build a pilot plant to further evaluate extraction methods for the Pisgah property, and have prepared an independent reserve report and an independent feasibility study upon which to base the decision to build a production plant. See the next risk factor.

     AS AN EXPLORATION COMPANY, WE ARE SUBJECT TO THE RISKS OF THE MINERALS BUSINESS. The exploration for minerals is highly speculative and involves risks different from and in some instances greater than risks encountered by companies in other industries. Most exploration programs do not result in the discovery of mineralization which is economic to mine. Most exploration programs never recover the funds invested in them. Without extensive technical and economic feasibility studies, no one can know if any property can be mined at a profit. Even with promising reserve reports and feasibility studies, profits are not assured.

     MANAGEMENT LACKS TECHNICAL TRAINING AND EXPERIENCE WITH EXPLORING FOR, STARTING AND OPERATING A MINE. Our directors and officers don't have technical training in geophysical sciences, metallurgy, or mineral exploration management, nor do they have any direct prior experience in these areas or in the minerals exploration business generally. Without these kinds of training or experience, our management may not be fully aware of many of the specific requirements related to working in the mining industry. Their decisions and choices for the company may not take into account standard engineering or managerial approaches which mineral exploration companies routinely use. The company's operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

     OUR TECHNICAL STAFF LACKS EXPERIENCE IN EVALUATING MINING, PROCESS AND MINERAL ECONOMICS OF MINERAL PROPERTIES. To date, we have relied in large part on individuals with technical training and experience as assayers or exploration geochemists, but uniformly they don't have significant training or experience in conducting evaluation and economic feasibility studies of the mining and processing of mineral deposits. Therefore, we have not had the ability to adequately evaluate our progress. Past assertions that we may have been nearing the point of commencing production are unreliable.

     WE HAVE NOT SYSTEMATICALLY DRILLED AND SAMPLED THE PISGAH PROPERTY TO CONFIRM THE PRESENCE OF ANY CONCENTRATIONS OF PRECIOUS METALS. There is substantial risk that such testing would show limited concentrations of precious metals, and such testing may show a lack of precious metals in the property. We have not run, nor have we had third parties run for us, a systematic drilling and sampling program designed to measure whether and where concentrations of precious metals may or may not exist, either in the stockpiled material or in the Pisgah deposit itself. You cannot safely assume that precious metals-bearing materials exist outside of the samples tested. Testing may show a lack of precious metals in the property.

     SOME OF OUR PISGAH PROPERTY ASSAY RESULTS MAY BE UNRELIABLE. From time to time we have used non-standard procedures to sample and assay the volcanic cinder materials for precious metals, and much of the assaying has been conducted by the company. Some of these procedures could have introduced contamination into the tested materials which can cause the assay results to be unreliable.

     THE VOLCANIC CINDER SAMPLING PROGRAM HAS NOT BEEN MANAGED BY INDEPENDENT PARTIES. We have not used well-established, third party independent geologists or engineers to conduct the sampling and sample preparation of cinder samples before sending the samples out for assay and microscopic examination. Without an independent, third-party approach to sampling, sample preparation and assaying by reputable individuals who have no direct interest in our properties or company, most persons with experience in mineral exploration companies will not trust claims about the discovery of precious metals from previous unknown types of mineral deposits (volcanic cinders are not known to contain precious metals). This risk factor may have an adverse effect on the marketability and price of the company's securities.

     WE HAVE NOT CONCLUSIVELY PROVED THE PRESENCE OF PRECIOUS METALS IN THE PISGAH PROPERTY. Our efforts to date, and any money spent in the future on this property, ultimately may be futile.

     OUR TEST RESULTS HAVE BEEN PUBLICLY QUESTIONED BY A WELL-ESTABLISHED PUBLICATION IN THE MINING INDUSTRY. Until the questions raised by the publication have been adequately addressed by independent reserve and feasibility studies, these questions may adversely affect the value of your investment in the company. See "Business - Properties - Pisgah, California Property."

     THE "CARE AND CUSTODY" PROGRAM FOR SAMPLING THE PISGAH PROPERTY DOES NOT MEET THE INDUSTRY STANDARD FOR "CHAIN OF CUSTODY" PROGRAMS, WHICH ARE INTENDED TO INSURE THE INTEGRITY OF SAMPLES. Our approach to sampling, sample care, sample preparation and assaying of samples should not be confused with the chain of custody programs. We can't guarantee the samples have not been tampered with and the results reported cannot be treated as being as reliable as if we had used a true chain of custody approach.

     TESTING TO DATE HAS FOCUSED ON ASSAYING MATERIALS FOR PRECIOUS METALS CONTENT, NOT HOW TO PROCESS MATERIALS FOR PRODUCTION. The various procedures we have used to assay the volcanic cinder samples have not addressed what metallurgical procedures would be suited to process precious metals out of the materials. Even if independent reserve reports indicate the presence of precious metals, further extensive work will be needed in the form of a feasibility study to determine if the precious metals (if any are shown likely to be present in the property) in fact can be processed out of the material at a profit. Some companies decide that even though one of their properties contains valuable minerals, it is impossible to remove them profitably in commercial production.

     THE PISGAH PILOT PLANT'S LIMITED RESULTS WILL NOT GUARANTEE PROFITABILITY. Prospective investors should note that the initial pilot plant's operating results will not be a sure indicator of the ultimate viability of company operations. We believe this is a significant risk for the company. The pilot plant will run small batches of material through different production processes (leaching times, proportions of chemicals, etc.) to help us better understand how to extract precious metals from materials removed from different locations on the Pisgah property. However, its results will not be representative of the operating results we should expect with a production plant using materials taken throughout the property. Therefore, pilot plant results, even if promising in terms of yield per ton and production cost, will not be indicative of operating results. The pilot plant's results must be used in conjunction with a future feasibility study to be prepared for us.

     EXPLORING VOLCANIC CINDER PROPERTIES PRESENTS UNIQUE RISKS NOT ENCOUNTERED IN OTHER GEOLOGIC SETTINGS. Precious metals most often are found in underground quartz vein deposits, or in alluvial sites where the metals have been eroded from surface exposed quartz veins and been transported by natural forces to another (usually gravel type) deposit. Precious metals which are found in (or came from eroded) vein deposits are believed to have been carried in underground superheated water, which transported the precious metals and other mineralization toward the surface, then cooled into quartz deposits underground.

     In contrast, volcanic cinders resulted from magma flows deep in the earth crust erupting to the surface. However, the mechanism which may have placed precious metals in the Pisgah volcanic cinders is not well understood. Presently there are no established geological theories to explain how precious metals might be located within volcanic cinders generally.

     OUR LIMITED TEST RESULTS ON THE PISGAH PROPERTY TO DATE HAVE NOT BEEN CONSISTENT AND POSITIVE RESULTS MAY NOT BE VALIDATED BY PRODUCTION OPERATIONS. The company has run many tests on small amounts of the stockpiled volcanic cinder material located at the Pisgah property, using different assay techniques. While the tests indicate the materials may contain precious metals, our tests have been limited to relatively small amounts of materials taken from a few stockpile locations. Even within this limited testing scope, the test results have varied significantly.

     WE HAVE A HISTORY IN 2001 OF LATE PAYMENTS ON DEBT, AND WE COULD LOSE THE PISGAH PROPERTY IF DEBT SECURED BY IT IS NOT PAID OR RESTRUCTURED IN 2002. This is a risk to the company. At December 31, 2001 the company owed two lenders $398,000 secured by first and second deeds of trust on the Pisgah property. Payments due in 2001 were not timely made; payment to one lender was deferred to November 2001, and payment to the other lender was deferred to mid-2002. Debt service is now current. If we don't pay all the amounts due on time, or can't restructure the debts to give us more time to pay, we could lose the Pisgah property through foreclosure. If we should lose the Pisgah property, a stronger focus and more aggressive independent sampling and drilling programs will be instituted on the remaining 80% of the company's properties. Although value could be realized by sale of material for industrial and decorative uses, loss of the Pisgah property would be a significant adverse development for the company.

     WE MAY NOT BE SUCCESSFUL IN RAISING THE CAPITAL NECESSARY TO BUILD AND OPERATE THE PILOT PLANT. We will need approximately $63,500 to design, build and start operating the small scale pilot plant at Pisgah. In addition, about $200,000 will be needed for a reserve report and feasibility study. The net proceeds from selling stock to DRH and Dutchess Fund under an existing Investment Agreement will be used in part to build the pilot plant and pay for a reserve report and feasibility study, but we may not be able sell enough stock (see below) to fund these items. We have no alternative arrangements in place to raise the funds we will need if we don't sell enough stock to Dutchess Fund and DRH under the Investment Agreement.

     The future market price and volume of trading of our common stock limits the rate at which we can obtain funding from Dutchess Fund and DRH under the Investment Agreement. Further, we might be unable to satisfy the conditions in that agreement which would result in our inability to sell stock on a timely basis, or at all. If the price of our common stock and/or trading volume do not increase significantly from recent levels, we will be unable to obtain sufficient funds from the Investment Agreement to meet our liquidity needs.

     TERMS OF SUBSEQUENT FINANCINGS MAY ADVERSELY IMPACT YOUR INVESTMENT. If we can't raise enough capital to execute our business strategy (pay for reserve report and feasibility study, and build the small scale pilot and production plants at Pisgah) from the Investment Agreement, or if we do have the funds to build the larger plant but decide to modify or enlarge it, we may have to raise equity, debt or preferred stock financing in the future. Your rights and the value of your investment in the common stock could be reduced. For example, if we have to issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than you as holders of common stock. In addition, if we need to raise more equity capital from sale of common stock, institutional or other investors may negotiate terms at least and possibly more favorable than the terms of this offering. More common stock could be sold under these circumstances at prices lower than offered under this prospectus, which could result in dilution of the book value of shares bought in this offering.

RISK FACTORS INVOLVING THIS OFFERING.

     SELLING STOCK TO DUTCHESS UNDER AN EXISTING INVESTMENT AGREEMENT MAY SUBSTANTIALLY DILUTE THE INTERESTS OF THE OTHER STOCKHOLDERS. Under the terms of an Investment Agreement between the company and Dutchess and DRH , we will be selling shares of common stock to Dutchess Fund and DRH at prices which are 93% of the bid price in the market. The exercise of our put rights under the Investment Agreement therefore may result in substantial dilution to the interests of the other holders of our common stock.

     SELLING STOCK TO DUTCHESS FUND AND DRH UNDER AN EXISTING INVESTMENT AGREEMENT COULD REDUCE OUR MARKET PRICE AND ENCOURAGE SHORT SALES. If and to the extent Dutchess Fund and DRH resell shares of our common stock bought under the Investment Agreement, our stock market price may decrease due to the additional shares coming into the market. If the price of our common stock decreases, and if we decide to sell more shares to Dutchess Fund and DRH, we would be issuing more shares for any given amount invested by such parties. This could encourage short sales, which would place further downward pressure on the market price.

     MARKET OVERHANG. Approximately 4,200,000 shares of the total shares issued and outstanding are restricted under rule 144 under the 1933 Act from immediate resale to the public stock market. This number does not include the 30,000 outstanding shares registered for resale with this prospectus, or the shares issuable on conversion of the debenture or exercise of the warrant. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of
(a) 1% of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not our affiliate sells is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning us. In that event, "restricted securities" would be eligible for sale to the public at an earlier date. As restrictions on resale end, the market price of our common stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

     BECAUSE THE COMPANY'S COMMON SHARES ARE "PENNY STOCK" CERTAIN RULES MAY IMPEDE THE DEVELOPMENT OF INCREASED TRADING ACTIVITY AND COULD AFFECT THE LIQUIDITY FOR STOCKHOLDERS. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities now are subject to the "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These rules may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market.

                       REPRESENTATIONS ABOUT THIS OFFERING

     We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell nor does it seek an offer to buy the shares in any jurisdiction where this offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus (or any supplement), regardless of when it is delivered or when any shares are sold.

                           FORWARD LOOKING STATEMENTS

     We make statements in this prospectus which are considered to be "forward looking" statements. All statements (other than statements of historical fact) about financial and business strategy and the performance objectives of management are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to them. These statements involve risks that are both known and unknown, including unexpected economic and market factors, failure to accurately forecast operating and capital expenditures and capital needs (due to rising costs and/or disappointing test results and recovery of precious metals from our properties), changes in timing or conditions for getting regulatory approvals to explore for mineralization on the properties or set up pilot plants, and other business factors. The use of the words "anticipate," "believe," "estimate," "expect," "may," "will," "should," "continue," "intend" and similar words or phrases, are intended by us to identify forward-looking statements (also known as "cautionary statements" because you should be cautious in evaluating such statements in the context of all the information in this prospectus and the information incorporated by reference into this prospectus). These statements reflect our current views with respect to future events. They are subject to the realization in fact of assumptions, but what we now think will happen may be turn out much different, and our assumptions may prove to have been inaccurate or incomplete.

     The investment risks discussed under "Risk Factors" specifically address all of the material risk factors that may influence future operating results and financial performance. Those investment risks are not "boiler plate" but are intended to tell you about the uncertainties and risks inherent in our business at the present time which you need to evaluate before making your investment decision.

                            DESCRIPTION OF SECURITIES

     Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Cumulative voting is not permitted in elections of directors or otherwise. The presence in person or by proxy of the holders of a majority of the outstanding common stock is required to constitute a quorum at any shareholders meeting. If a quorum is present, proposals are passed if approved by the holders of a majority of the votes present, except for substantive corporate matters (such as a merger, sale of assets or amendment to articles of incorporation, which matters must be approved by the holders of a majority of outstanding shares under Nevada law). In addition, if there is preferred stock outstanding, the holders of the preferred stock would be entitled to vote as a separate class on such substantive corporate transactions.

     A minimum of 10 days notice is required to be given for any shareholders meeting.

     Our board of directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of its present shareholders and which may dilute the book value of the common stock.

     Shareholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

     Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends and do not intend to pay dividends in the foreseeable future.

PREFERRED STOCK

     We are authorized to issue 10,000,000 shares of preferred stock ($.001 par value). The board of directors has authority, without action by the shareholders, to issue preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. Preferred stock may carry rights superior to those of the common stock. No series of preferred stock has been authorized, and no shares of preferred stock have been issued.

     Reference is made to our certificate of incorporation and by-laws which are available for inspection at our offices or which can be viewed through the EDGAR data base at http://www.sec.gov as exhibits to the registration statement on Form SB-2. Reference is also made to applicable statutes of the state of Nevada for laws concerning rights of shareholders.

WARRANTS

     Warrants to purchase a total of 36,000 shares have been issued to three investors (one Canadian resident, and two private companies controlled and owned by Canadian residents) for $0.35 per share, expiring on January 8, 2004; warrants to purchase a total of 10,000 shares have been issued to a Canadian investor for $0.35 per share, expiring on February 11, 2004. The purchase price of $0.35 per share represents a discount of approximately 50% from market prices at the time of issuance. Additional warrants have been issued on various dates from March 1, 2002 through June 3, 2002, to purchase a total of 369,600 shares to 47 investors (all Canadian residents or companies controlled and owned by Canadian residents), at a purchase price of $0.25 per share (representing discounts ranging from 0% to approximately 50% from market prices at the time of issuance). The warrants expire two years from the date of issue.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Our bylaws provide that we shall indemnify directors provided that the indemnification shall not eliminate or limit the liability of a director for breach of the director's duty or loyalty to the corporation or its stockholders, or for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law.

     Nevada law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Securities Act, and will be governed by the final adjudication of such issue.

                                LEGAL PROCEEDINGS

     The company is not a party to current litigation and no notice of possible claims against the company has been received.

                                  LEGAL MATTERS

     The validity of the issuance of the shares offered hereby will be passed upon for us by The Law Office of Stephen E. Rounds, Denver, Colorado. EXPERTS

     Our financial statements as of December 31, 2001 and for the two years then ended, have been included in this prospectus in reliance on the report of Murphy, Bennington & Co., Las Vegas, Nevada. Their reports are included upon the authority of such firm as experts in accounting and auditing.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares by the selling shareholders pursuant to this prospectus. We will receive proceeds from exercise of the warrants, which proceeds will be used by the company for working capital.

                              SELLING SHAREHOLDERS

     This prospectus covers the offer and sale by the selling shareholders of up to 950,000 shares which may be issued upon conversion of a debenture, up to 50,000 shares which may be issued on exercise of a warrant, and 30,000 shares now issued. All shares to be issued on conversion or exercise, and the shares now issued, are restricted securities as that term is defined in rule 144 of the Securities and Exchange Commission under the Securities Act of 1933, and will remain restricted unless and until such shares are sold pursuant to this prospectus, or otherwise are sold in compliance with rule 144 or the restriction removed in accordance with rule 144(k).

     None of the selling shareholders are affiliates of the company or any subsidiary of the company.

     Of the shares covered by this prospectus:

     o Dutchess Private Equities Fund, L.P., which holds a convertible debenture (principal amount $120,000) issued by the company. All or part of the principal amount of the debenture, plus accrued interest at 8% annually, is convertible at Dutchess' discretion into restricted shares of common stock, at a per share price equal to the lesser of:
          (1) $0.41; (2) $0.31, that is 100% of the average of the five lowest closing bid prices in the 15 trading days preceding June 14, 2002; or
          (3) 80% of the average of the three lowest closing bid prices in the 15 trading days preceding notice of conversion. To the extent not prepaid or converted, outstanding principal and accrued interest will be converted automatically to restricted shares of common stock, at the lesser of the conversion prices stated above, on the maturity date of the debenture (June 14, 2005).

          If the $120,000 principal amount of the debenture is converted at the $0.41 price, we would issue 292,683 shares to Dutchess, and the offer and sale of those shares would be covered by this prospectus. This prospectus covers a total of 950,000 shares issuable to Dutchess; the shares issued in conversion will depend on the market price (for example, the full 950,000 shares would be issued if the market price drops to the point where the conversion price is calculated at $0.126 per share.

     o Dutchess Private Equities Fund, L.P., which holds a warrant to purchase 50,000 restricted shares of common stock, at an exercise price per share equal to the lesser of (1) $0.36 (110% of the five day average closing bid price for the five trading days before June 14, 2002, which was the issue date for the warrant); or (2) 110% of the five day average closing bid price for the five trading days after December 12, 2002.

     o Joseph B. LaRocco, attorney for Dutchess Private Equities Fund, L.P., who holds 30,000 restricted shares of common stock, issued to him for legal services provided to Dutchess in connection with the debenture and warrant transaction, which services have been valued by the company at $6,750.

     The selling shareholders may offer their shares for sale on a continuous basis pursuant to rule 415 under the 1933 Act.

     The following information has been provided to us by the selling shareholders. All numbers of shares, and percentage ownership, are stated on a pro forma basis as of prospectus date, to include shares underlying the convertible debenture and the warrant which have not yet been converted or exercised. This prospectus does not cover resale of any of the other shares held by the selling shareholders. There are 10,954,015 shares issued and outstanding on the initial date of this prospectus; on a pro forma basis, 11,954,015 shares are outstanding.


                                               Number of           Number of Shares
                                               Shares of            of Common Stock            Percent Owned
Name and Address                             Common Stock             Registered           Prior to        After
of Beneficial Owner                             Owned                  For Sale            Offering     Offering(2)
-------------------------------------------------------------------------------------------------------------------

Dutchess Private                              1,075,757(1)             1,000,000             9.0%            *
Equities Fund Ltd. (3)
100 Mill Plain Road, 3rd Floor
Danbury, CT 06811

Joseph B. LaRocco, Esq.                          67,000(1)                30,000               *             *
49 Locust Ave., Suite 107
New Canaan, CT 06840

*    Less than 1%.

(1) For Dutchess, this number is based on 75,757 shares owned at prospectus date, plus up to 1,000,000 shares which may be issued on conversion of the debenture and exercise of the warrant. This prospectus does not cover any of the shares which Dutchess may buy under the Investment Agreement (none bought as of the date of this prospectus); resale of any of those shares is not covered by this prospectus. For Mr. LaRocco, this number is based on all the shares he owns at prospectus date; resale of 37,000 of his shares is not covered by this prospectus.

(3) The principals of Dutchess are Dutchess Capital Management LLC, its general partner, and Michael A. Novielli and Douglas H. Leighton, managing members and principal owners of the general partner. Mr. Novielli and Mr. Leighton exercise voting and investment power over the company's shares owned by Dutchess Fund.

     The shares owned or to be owned by the selling shareholders are registered under rule 415 of the general rules and regulations of the Securities and Exchange Commission, concerning delayed and continuous offers and sales of securities. In regard to the offer and sale of such shares, we have made certain undertakings in Part II of the registration statement of which this prospectus is part, by which, in general, we have committed to keep this prospectus current during any period in which the selling shareholders make offers to sell the covered securities pursuant to rule 415.

                              PLAN OF DISTRIBUTION

     The selling shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     O ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     O block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     O purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     O an exchange distribution in accordance with the rules of the applicable exchange;

     O    privately negotiated transactions;

     O short sales (sales of shares not owned in hopes of a decline in market price so the seller can purchase in the market at a lower price to be able to deliver the shares sold);

     O broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

     O    a combination of any such methods of sale; and

     O    any other method permitted pursuant to applicable law.

     The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon rule 144 under the 1933 Act, provided they meet the criteria and conform to the requirements of the rule.

     The selling shareholders may also engage in short sales against the box (a short sale where the seller borrows the stock from a third party, hoping the market price will decline), puts and calls and other transactions in securities of the company or derivatives of company securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge shares to brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling shareholders have advised the company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

     Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     We are required to pay all fees and expenses incident to the registration of resale of the shares covered by this prospectus. However, all discounts, commissions or fees incurred in connection with the sale of the shares offered hereby will be paid by the selling shareholders. The company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the 1933 Act. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the 1933 Act is against public policy, and therefore is unenforceable. See below.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available.

                     WHERE TO FIND MORE INFORMATION ABOUT US

     We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 under the 1933 Act with respect to the shares offered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain certain information contained in part II of the registration statement or filed as exhibits to the registration statement. We refer you to the registration statement and exhibits which may be inspected and copied at the Public Reference Section of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates; the telephone number for the Public Reference Section is 1.800.SEC.0330. The registration statement and exhibits also are available for viewing at and downloading from the EDGAR location within the Commission's internet website (http://www.sec.gov).

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     Our common stock is registered with the Commission under section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"). Under the 1934 Act, we file with the Commission periodic reports on Forms 10-KSB, 10-QSB and 8-K (and in 2002 will file a proxy statement for the company's annual meeting), and our officers and directors file reports of stock ownership on Forms 3, 4 and 5. These filings may be viewed and downloaded from the Commission's internet website (http://www.sec.gov) at the EDGAR location, and also may be inspected and copied at the Public Reference Section of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates; the telephone number for the Public Reference Section is 1.800.SEC.0330. Information on the operation of the Public Reference Room can be obtained by calling the Commission at 1.800.SEC.0330.

     All of the information contained in the following documents filed with the Commission is incorporated by reference into this prospectus: Annual Report on Form 10-KSBfor the fiscal year ended December 31, 2001; Quarterly Report on Form 10-QSB for the Three Months ended March 31, 2001; and Forms 8-K filed in June and July 2002. The SEC file number for all of these filings is 000-26669.

     All of the information which will be contained in our future Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Proxy Statements, and Reports on Form 8-K, and any other filings we make pursuant to sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, all after the date of this prospectus, also are incorporated by reference into this prospectus as of the dates when such documents are filed with the Commission.

     We will provide to you copies of any or all of the information in these documents, and any exhibits to them, without charge, upon request addressed to Can-Cal Resources Ltd., 8221 Cretan Blue Lane, Las Vegas, Nevada 89128 (tel. 702.243.1849; fax 702.243.1869).

                          1,030,000 SHARES COMMON STOCK

                             CAN-CAL RESOURCES LTD.


                               -------------------
                                   PROSPECTUS
                              --------------------


                               August _____, 2002


     No dealer, salesman or other person is authorized to give any information or make any information or make any representations not contained in the prospectus with respect to the offering made hereby. This prospectus does not constitute an offer to sell any of the securities offered hereby in any jurisdiction where, or to any person to whom it is unlawful to make such an offer. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the information set forth herein or in the business of our company since the date hereof.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses in connection with the issuance and distribution of the securities being registered:

Securities and Exchange Commission registration fee...................$    38.39
National Association of Securities Dealers, Inc. examination fee......       n/a
Accounting ...........................................................  2,000.00
Legal fees and expenses...............................................  4,000.00
Printing .............................................................       n/a
Blue Sky fees and expenses (excluding legal fees).....................    463.50
Transfer agent .......................................................       n/a
Escrow agent..........................................................       n/a
Miscellaneous.........................................................       n/a

Total.................................................................$ 6,501.89

The Registrant will pay all of these expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The bylaws provide that directors and officers shall be indemnified by the corporation against expenses incurred in connection with the defense of any action, suit or proceeding in which they are made parties by reason of being or having been directors or officers of the corporation, except in relation to matters as to which they are adjudged in such matter to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled by agreement, vote of stockholders, or otherwise. In addition, the Nevada Corporation Act permits indemnification of directors and officers against such expenses.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

                                                                      SEQUENTIAL
EXHIBIT NO.       TITLE OF EXHIBIT                                     PAGE NO.

Exhibit 3.0       Articles of Incorporation..................................[1]

Exhibit 3.1       Amendment to the Articles of Incorporation.................[1]

Exhibit 3.2       By-Laws....................................................[1]

Exhibit 5.0       Opinion re legality..........................................*

Exhibit 10.0      Joint Venture Agreement between Robin Schwarz,
                  Aylward Schwarz, S&S Mining, a Nevada Corporation,
                  and Can-Cal Resources Ltd. ................................[1]

Exhibit 10.1      Mining Lease Agreement between
                  Can-Cal Resources Ltd. and
                  Twin Mountain Rock Venture dated May 1, 1998 ..............[1]

Exhibit 10.2      Loan Agreement between Owen Sequoia, Inc.
                  and Can-Cal Resources Ltd. ................................[1]

Exhibit 10.3      Amendment to Loan Agreement dated June 9, 1998.............[1]

Exhibit 10.4      Second Amendment to Loan Agreement ........................[1]

Exhibit 10.5      Deed of Trust, Security Agreement,
                  Financing Statement, and Fixture Filing
                  with Assignment of Rents ..................................[1]

Exhibit 10.6      Lease and Purchase Option Agreement
                  dated March 12, 1998 between Arthur James Good
                  and Wanda Mae Good and Can-Cal Resources Ltd...............[1]

Exhibit 10.7      Left blank - no exhibit filed.

Exhibit 10.8      Quit Claim Deed from Aurum, LLC
                  to Can-Cal Resources Ltd...................................[1]

Exhibit 10.9      Agreement between Tyro, Inc., Dean Willman,
                  Roland S. Ericsson, and Can-Cal Resources Ltd. ............[1]

Exhibit 10.10     Promissory Notes to directors and Robin Schwarz............[6]

Exhibit 10.11- 10.12       Left blank - no exhibit filed.

Exhibit 10.13     Agreement between Can-Cal Resources, Ltd.,
                  Cameron Miller and James R. Ardoin, dated
                  December 6, 1999...........................................[2]

Exhibit 10.14     Loan Agreement between First Colony Merchant,
                  Tobian Trading Limited and Can-Cal Resources, Limited
                  (f/y 2000 loan, second lender on Pisgah property)..........[3]

Exhibit 10.15     Deed of Trust Security Agreement, Financial
                  Statement and Fixture Filing with Assignment of Rents......[3]

Exhibit 10.16     Option Agreement with Lender...............................[3]

Exhibit 10.17     Written notice to exercise option..........................[3]

Exhibit 10.18     Agreement between Can-Cal Resources, Ltd,
                  and Consultant Bruce Ballantyne............................[3]

Exhibit 10.19     Forbearance Agreement with Lender
                  (first lender on Pisgah property)..........................[4]

Exhibit 10.20     Forbearance Agreement with Lender
                  (second lender on Pisgah property).........................[4]

Exhibit 10.20(a)  Amendment to Forbearance Agreement with Lender
                  (second lender on Forbearance Agreement)...................[6]

Exhibit 10.21     Investment Agreement (Dutchess Private Equities
                  Fund and DRH Investment Company, LLC ......................[5]

Exhibit 10.22     Registration Rights Agreement
                  (for Investment Agreement transaction).....................[5]

Exhibit 10.23     Escrow Agreement (for future transactions
                  under Investment Agreement) ...............................[5]

Exhibit 10.24     National Financial Communications Corp.
                  Consulting Agreement (Public Relations Agreement)..........[5]

Exhibit 10.25     Amendment to National Financial
                  Communications Corp. Consulting Agreement..................[7]

Exhibit 10.26     Form of Debenture
                  Dutchess Private Equities Fund, L.P........................[8]

Exhibit 10.27     Debenture Warrant
                  Dutchess Private Equities Fund, L.P........................[8]

Exhibit 10.28     Registration Rights Agreement
                  Dutchess Private Equities Fund, L.P........................[8]

Exhibit 23.0      Consent of Independent Auditors..............................*

Exhibit 23.1      Consent of Counsel (with Exhibit 5.0)

*    Filed herewith.

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[1]    Incorporated by reference with the like-number exhibit filed with the company's Form 10-SB filed July 9, 1999.

[2] Incorporated by reference from the like-numbered exhibit from the company's Form 10-KSB for the fiscal year ended December 31, 1999, filed March 28, 2000.

[3] Incorporated by reference from the like-numbered exhibit from the company's Form 10-KSB for the fiscal year ended December 31, 2000, filed March 15, 2001.

[4] Incorporated by reference from the like-numbered exhibit from the company's Form 10-QSB for the quarter ended June 30, 2001, filed August 13, 2001.

[5] Incorporated by reference from the like-numbered exhibit from the company's Form SB-2 initial filing, (SEC File No. 333-72252) filed October 26, 2001.

[6] Incorporated by reference from the like-numbered exhibit from the company's Form SB-2 Amendment No. 1 (SEC File No. 333-72252) filed February 12, 2002.

[7] Incorporated by reference from the like-numbered exhibit from the company's Form SB-2 Amendment No. 2 (SEC File No. 333-72252) filed April 5, 2002.

[8] Incorporated by reference from the like-numbered exhibit from the company's Form 8-K filed July 29, 2002.

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ITEM 17.  UNDERTAKINGS.

     (a) RULE 415 OFFERING.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) For the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) File of a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) WARRANTS AND RIGHTS OFFERINGS.    Not applicable.

     (c) COMPETITIVE BIDS.  Not applicable.

     (d) EQUITY OFFERINGS OF NON-REPORTING SMALL BUSINESS ISSUERS. Not applicable.

     (e) REQUEST FOR ACCELERATION OF EFFECTIVE DATE.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Las Vegas state of Nevada on July 30, 2002.


                                            CAN-CAL RESOURCES LTD.
                                            (Registrant)

Date: July 30, 2002.                   By:      /s/    Ronald D.  Sloan
                                            ------------------------------------
                                            Ronald D. Sloan,
                                            President, Treasurer, Chief
                                            Operating Officer, Director
                                            and Chairman


Date: July 30, 2002.                   By:      /s/    John Brian Wolfe
                                            ------------------------------------
                                            John Brian Wolfe,
                                            Secretary, Director


Date: July ____, 2002.                 By:
                                            ------------------------------------
                                            James Dacyszyn, Director


Date: July ____, 2002.                 By:
                                            ------------------------------------
                                            Barry E. Amies,
                                            Vice President, Director


Date:  July 31, 2002                   By:     /s/  Theodore Smith, Jr.
                                            ------------------------------------
                                            Theodore Smith, Jr., Director

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